Exhibit 99.1

Central European Distribution Corporation Revises 2003 EPS Guidance Higher

SARASOTA, Fla., Feb. 18 /PRNewswire-First Call/ Central European Distribution Corporation (Nasdaq: CEDC), today announced that it is raising its fiscal 2003 fully diluted earnings per share guidance from a previously projected $2.00-$2.05 (January 15, 2003) to $2.15-$2.20.

William Carey, President and CEO, said, “We have been able to renegotiate a 30% rental decrease for our main distribution facility (12,500 square meters) in Warsaw, which will start from May 1 of this year. In addition, we have started the process of consolidating some of our other forty-seven distribution depots throughout Poland. We expect to consolidate up to ten regional depots within the existing network in 2003. The cost savings from the reduction of the rent for the Warsaw facility, combined with the cost savings from the consolidation of our depots, are the main reasons for this upward revision in our 2003 guidance.”

“This upward revision does not include the accretive impact the pending acquisition of Dako Galant may have on earnings, which we expect to close in early April 2003,” Mr. Carey added.

CEDC is one of the leading importers of beers, wines and spirits, as well as the largest distributor of domestic vodka on a nationwide basis in Poland. The Company operates forty-seven regional distribution centers in major urban areas throughout Poland. It distributes many of the world’s leading brands, including brands such as Johnnie Walker Scotch, Stock Brandy, Sutter Home, Torres, Mondavi and Concha y Toro wines, Corona, Beck’s, Foster’s, Budweiser Budvar and Guinness Stout beers.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2001, and other periodic reports filed with the Securities and Exchange Commission.

Please visit our web site at http://www.ced-c.com or contact:

James Archbold

Director of Investor Relations

Central European Distribution Corporation

941-330-1558

SOURCE Central European Distribution Corporation